EXHIBIT 16








January 7, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated December 31, 1996 of Bally's Grand, Inc. and are in agreement with the statements contained in the second and third paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                              Very truly yours,

                                              /s/ Ernst & Young LLP